UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2024

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, (i) effective February 26, 2023, the Board of Directors (the “Board”) of Faraday Future Intelligent Electric Inc. (the “Company”) approved certain changes to the responsibilities of Mr. Yueting (YT) Jia, Founder and Chief Product and User Ecosystem Officer of the Company, including Mr. Jia reporting directly to the Board, and determined that Mr. Jia is an “officer” of the Company within the meaning of Section 16 of the Exchange Act, and an “executive officer” of the Company under Rule 3b-7 under the Exchange Act, and (ii) effective September 29, 2023, the Board appointed Matthias Aydt as Global Chief Executive Officer of the Company and as a member of the Board. In light of the Company’s then-current financial position, (i) the Board deferred making any potential changes to Mr. Jia’s or Mr. Aydt’s compensation arrangements at the respective time of the changes to Mr. Jia’s responsibilities within the Company and his executive officer designation and Mr. Aydt’s appointment as Global CEO, and (ii) since October 2023, as part of the Company’s cost cutting initiatives, the Company has paid reduced base salaries to its executive officers and other employees, resulting in Mr. Aydt receiving 44% of his annual base salary of $400,000 and Mr. Jia receiving 37% of his annual base salary of $450,000, in each case in the aggregate for the period from October 2023 through August 2024.

On September 4, 2024, the Board, upon the recommendation of the Compensation Committee of the Board, approved the following changes to the compensatory arrangements of Mr. Aydt and Mr. Jia.

With respect to Mr. Aydt:

●	An annual base salary of $700,000

●	An annual discretionary target bonus of $700,000

●	A one-time recognition bonus of $500,000

●	An annual grant of time-based restricted stock units (“RSUs”) having a grant date fair value equal to $2.1 million

●	An annual grant of performance-based restricted stock units (“PSUs”) having a target grant date fair value equal to $2.1 million

With respect to Mr. Jia:

●	An annual base salary of $680,000

●	An annual discretionary target bonus of $816,000

●	A one-time recognition bonus of $500,000

●	An annual grant of time-based RSUs having a grant date fair value equal to $2.04 million

●	An annual grant of PSUs having a target grant date fair value equal to $2.04 million

With respect to both Mr. Aydt and Mr. Jia:

●	Annual Base Salary:

○	Beginning September 2024, (i) Mr. Aydt will initially be paid a pro-rated annual base salary of $550,000 (for so long as $350,000 (pro-rated) of such amount is used to purchase shares of the Company’s Class A common stock as described below), and (ii) Mr. Jia will initially be paid a pro-rated annual base salary of $612,000 (for so long as $340,000 (pro-rated) of such amount is used to purchase shares of the Company’s Class A common stock as described below). Mr. Aydt’s and Mr. Jia’s full annual base salary as approved by the Board will become effective upon such date that the Company restores in full the base salaries of all employees of the Company.

○	In furtherance of the above, each of Mr. Aydt and Mr. Jia has notified the Company that he intends to use a portion of his base salary (equal to approximately 64% of his initial pro-rated $550,000 base salary for Mr. Aydt and approximately 56% of his initial pro-rated $612,000 base salary for Mr. Jia, in each case after-tax) to purchase shares of the Company’s Class A common stock pursuant to the previously disclosed Salary Deduction and Stock Purchase Agreements over the three-month period of September through November 2024. Further, each of Mr. Aydt and Mr. Jia has informed the Company that, beginning in December 2024, he currently intends to continue to use the same portion of his initial pro-rated annual base salary described in the prior sentence to purchase shares of the Company’s Class A common stock until such time that the Company restores in full the base salaries of all employees of the Company.

●	Recognition Bonus: The one-time recognition bonus will be payable: (i) 25% on September 30, 2024, (ii) 25% on October 31, 2024, and (iii) 50% on the earlier of: (x) September 30, 2025 or (y) the date upon which the Company closes a future round of financing in an amount not less than $30 million (not including the Company’s recently disclosed financing). In the event that Mr. Aydt or Mr. Jia either voluntarily resigns or is terminated for cause (as customarily defined) prior to the four-year anniversary of the date of such executive’s appointment to his current role, then the Company will be entitled to claw back either a pro rata portion (in the event of a voluntary resignation) or all amounts paid (in the event of a termination for cause) to such executive for such recognition bonus.

●	RSUs: The RSUs are intended to be granted after the Company has sufficient additional shares registered and available for issuance under the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) based on the closing price of the Company’s Class A common stock on September 13, 2024 and will vest in equal 25% increments on each of the first four anniversaries of September 4, 2024, subject to the applicable executive’s continued employment with the Company on each such vesting date.

●	PSUs: The PSUs are intended to be granted after the Company has sufficient additional shares registered and available for issuance under the 2021 Plan based on the closing price of the Company’s Class A common stock on September 13, 2024 and will vest in equal 20% installments on each of the first five anniversaries of the achievement of one or more applicable performance metrics to be approved by the Board, subject to the applicable executive’s continued employment with the Company on each such vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: September 10, 2024	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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